UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 3, 2013

Avalon Holding Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54065	26-3608086
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
6536 102nd Place NE, Kirland, WA		98033
(Address of principal executive offices)		(Zip Code)

 (775) 321-8237
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the ExchangeAct (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Officer

On January 3, 2013, the director of Avalon Holding Group, Inc. (the “Company”) appointed Dennis Shafer as President and CEO of the Company.

There are no transactions between Mr. Shafer and the Company that are reportable under Item 404(a) of Regulation S-K. There are no family relationships among our directors or executive officers.

Resignation of Officer

On January 3, 2013, concurrent with the appointment of Mr. Shafer as President and CEO, Paksayakorn Tanawanjinnagul resigned as President and CEO.

A brief description of the background experience of our new officer is as follows:

Dennis Shafer: Age 67

Mr. Shafer was previously President and CEO of Benetton Sportsystem, the former sports subsidiary of the Italian-based Benetton Group.  The Benetton Sportsystem included Rollerblade, the founder of in-line skating; Prince, the inventor of oversized and wide body tennis racquets; and Nordica, a world-wide leader in ski products for over 50 years. Prior to joining Rollerblade, Shafer held the position of President of Carlisle Plastics, a division of one of the world’s largest manufacturers of plastic products.

Since 2001, Dennis Shafer has been the President of Venture Resource Group, an advisory and management firm providing services to private equity and hedge fund firms engaged in business buyouts and turnarounds, as well as startups and early growth ventures in technology and consumer products and services.  Through a consulting agreement with Venture Resource Group, he served as Chairman of the Board of Trustcash Holdings Inc.,from July 2007 until May 2008.

The Board considers Mr. Shafer’s experiences qualifies him to serve as President and CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Avalon Holding Group, Inc.

By: /s/ Dennis Shafer
Dennis Shafer, President

Date: January 14, 2013